Exhibit 99.1

Press Release	Source: Think Partnership Inc.

Think Partnership Announces Additions and Changes to Board of Directors and Senior Management Team

California industrialist will expand Board’s West Coast presence; new Senior VP will improve corporate communications and investor relations

NORTHBROOK, Ill.—(BUSINESS WIRE)—Dec. 7, 2005— CGI Holding Corporation, which plans to seek shareholder approval to change its name to Think Partnership Inc. (AMEX: THK - News; the “Company”), today announced that Frederick P. Lyte has joined the Company’s Board of Directors, current Director Xavier Hermosillo has joined the Executive Management team as Senior Vice President of Corporate Communications and Investor Relations of the Company, and Steven “Pat” Martin is leaving his position as President and CEO of the Company’s WebSourced subsidiary.

Mr. Lyte has been the Chairman and President of Lyte Enterprises, an economic development consulting and venture capital business in Pasadena, California for almost 35 years, serving both public and private sector clients.  He has organized and managed developments around the world; served as Vice President and General Manager for Retlaw Enterprises, the personal holding company of the Walt Disney Family; was involved in the location and feasibility studies for Disneyland in California, and for Disney World in Florida, as well as the Trans-Canada Pipeline, and managed a 7,000-acre real estate/hotel development that included a new airport on Andros Island in the Bahamas, among other major projects; and served as a consultant and analyst for SRI, the Stanford Research Institute, as well as Booz, Allen & Hamilton.

Mr. Lyte has been instrumental in several transactions involving National Football League teams and NFL stadiums; has extensive experience in mergers and acquisitions, as well as operating profitable petroleum and mineral companies; has generated billions of dollars in revenue for several municipalities and regional government bodies; and has represented corporate clients as diverse as Xerox, Union Carbide, the Houston Post, Purex, Union Oil, ARCO, Tenneco, Tetra Tech Engineering, Realty Bancorp Equities, Exxon, and the Oakland Raiders.  Mr. Lyte sits on the Board of Councilors of the University of Southern California Medical School and is a former Board Chairman of the St. Luke Hospital Foundation.  He holds an MBA from the Stanford University Graduate Business School and a Bachelors Degree in Economics from Stanford University.

Gerard M. Jacobs, CEO of Think Partnership, stated, “Mr. Fred Lyte is an extremely well respected, accomplished businessman. His tremendous experience and relationships in multiple industries, education and government, especially in California, will be an invaluable resource and sounding board. We greatly appreciate his accepting our invitation to join our Board of Directors.”

Frederick P. Lyte stated, “I have worked with Ben Jennings, Gerry Jacobs and Xavier Hermosillo on various projects over the last 20 years and I have found them to be people with tremendous integrity who excel in all they do. THK represents a new paradigm in the public company marketplace and in the ever-changing and growing world of the Internet. I am excited about bringing my experience and business contacts to the Think Partnership family of companies.”

Xavier Hermosillo has served as a member of the Company’s Board of Directors since last year and will remain a Director.  He has an extensive background in investor relations, media and communications, business, government affairs, and crisis public relations, as well as marketing to the burgeoning Hispanic community.  For the past 20 years, he has been the President of CrisisPros, a Los Angeles, California firm specializing in damage assessment, damage repair, and crisis communications for major corporations and government agencies across the U.S.

Mr. Hermosillo is: a former Chief of Staff to major Democratic and Republican leaders in the California legislature; an award-winning journalist, television commentator and radio talk show host in Los Angeles; former Executive Director of the NAFTA Corridor Institute;  former Chairman of N.E.W.S. for America, the umbrella for a coalition of Los Angeles-area Latino non-profit and community service organizations; a former Chairman and member of the city-wide Latino community forum for Los Angeles Police Chief William Bratton; a hearing examiner for the Los Angeles Police Commission, adjudicating discipline matters involving L.A. police officers; and a civilian advisor to Los Angeles County Sheriff Lee Baca.  He also previously served as West Coast Director of Public Relations and Corporate Affairs for the Miller Brewing Company, and was a member of the Philip Morris world-wide Corporate Affairs team.  Together with the Company’s CEO Gerard M. Jacobs and the Company’s Chairman T. Benjamin Jennings, Mr. Hermosillo was an original member of the Board of Directors of Metal Management, Inc., Chicago, Illinois, when it was founded in 1995, and served as the Executive Vice President of Investor Relations and Corporate Communications.  Along with Mr. Lyte, he has been involved in transactions involving National Football League teams and stadiums.  Mr. Hermosillo has earned Honors Degrees in Administration of Justice and in Business and Communications, and has been a college instructor.  Mr. Hermosillo is a California native and resident.

As Senior Vice President, Mr. Hermosillo will be responsible for corporate communications, investor and media relations, public affairs, trade show management, and the ongoing development and management of THK’s public image around the world.  He will also be active in selected strategic and corporate affairs, including corporate relationship development in the Western U.S. for Think Partnership and its subsidiaries.

THK’s CEO Jacobs said of Hermosillo, “Anybody who knows Xavier Hermosillo understands the extraordinarily broad range of media and communications expertise and intelligence which he brings to the table, along with his extensive political, government, and business resume and contacts. Xavier was the first member of Ben Jennings’ and my team which built Metal Management, and led our investor relations and image development worldwide. We expect him to utilize his unique skill set to help us build Think Partnership into an industry leader.”

Steven “Pat” Martin is leaving his position as President and CEO of the Company’s WebSourced subsidiary, effective immediately.

THK’s CEO Jacobs commented, “Pat Martin is an entrepreneur whose energy and sales ability, combined with the hard work and commitment of many other talented team members, built WebSourced into a worldwide leader in search engine marketing and a truly unique place to work. I wish Pat nothing but success in his future business endeavors.”

Mr. Martin stated, “It has been my pleasure to serve WebSourced as its President and Chief Executive Officer since its inception in 1999 and to serve as the Vice Chairman of Think Partnership.  This is a new and exciting time for the Company, as it moves forward to the next stage of development. However after careful consideration I feel it is the right time for the Company and the right time for me to move on.  The executives at Think Partnership, the other subsidiary presidents, and I have built a strong team and know that the Company will continue to grow and achieve its goal of becoming one of the top interactive marketing companies in the world. I expect the Company to continue to excel under its capable staff and determined leadership, and I plan to provide them whatever advice and assistance I can to make my transition out of the Company as seamless as possible.”

George Douaire, chief operating officer of ThinkPartnership and acting executive manager of WebSourced,

stated, “The newly appointed management team at WebSourced, led by Tom Dwyer, Kya Sainsbury-Carter and Bill Howard is committed to providing the highest levels of client satisfaction to our customers.  We are dedicated to providing products and services that meet our clients’ needs while insuring a return on their investment.”

The Company has been doing business under the name “Think Partnership Inc.” and will seek formal shareholder approval to change its legal name to Think Partnership Inc. The Company is based in Northbrook, Ill. (see www.thinkpartnership.com) and currently has 11 operating companies: WebSourced, Inc., Morrisville, N.C., a leader in search engine optimization and pay-per-click campaign management (see www.websourced.com and www.keywordranking.com); MarketSmart Advertising, Inc., Rightstuff, Inc. d/b/a Bright Idea Studios, and Checkup Marketing, Inc., Raleigh, N.C., providing world-class off-line advertising, public relations, marketing, branding and shopping evaluation services (see www.marketsmart.net, www.brightideastudios.com and www.checkupmarketing.com); Cherish, Inc., Clearwater, Fla., a leading online dating company (see www.cherish.com); Ozona Online Network, Inc., Clearwater, Fla., providing a comprehensive scope of online services including start-to-finish web design, custom web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access (see www.ozline.net); Personals Plus, Inc., Apollo Beach, Fla., a leading online dating company; KowaBunga! Marketing, Inc., Westland, Mich., providing Internet marketing software technologies, including software for affiliate marketing, search engine marketing and opt-in e-mail marketing (see www.kowabunga.com); PrimaryAds Inc., North Plainfield, N.J., a leading provider of affiliate marketing services that connects website publishers with online advertisers (see www.primaryads.com); Real Estate School Online Inc., Miami, Fla., a leader in online education (see www.realestateschoolonline.com); and Vintacom Media Group, Inc., Edmonton, Alberta, Canada, a leading online dating company (see www.vintacom.com). The Company has announced signed letters of intent to acquire: Morex Marketing, LLC, a major marketer to expectant parents (see www.babytobee.com); Web Diversity Limited, a London-based leader in paid search management and organic search (see www.webdiversity.co.uk); U.K.-based Crystal Reference Systems Limited, whose operating divisions are Crystal Semantics (see www.crystalsemantics.com), and Crystal Reference (see www.crystalreference.com), an Internet content and search technology company and a major educational content publisher in Europe; and iLead Media, Inc., a recognized leader in online lead generation (see www.ileadmedia.com ).

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s report on Form 10-QSB for the quarter ended Sept. 30, 2005, under the section headed “Management Discussion and Analysis or Plan of Operation - Risk Factors.” The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:

For Think Partnership Inc.:

Xavier Hermosillo, 310-832-2999

Xavier@thinkpartnership.com